SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 11, 2010

Date of Report (Date of earliest event reported)

INERGY HOLDINGS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-34663	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 11, 2010, certain senior executive officers of the general partner of Inergy Holdings, L.P. (“NRGP”) entered into a definitive agreement to exchange a portion of their personally held unregistered NRGP common units for primarily common stock of Kayne Anderson MLP Investment Company (“KYN”). KYN is a closed-end fund that invests principally in equity securities of energy-related master limited partnerships. KYN has been a long-term investor in NRGP and is currently among our largest unitholders. The exchange was a way for the senior executive officers to diversify and accomplish estate planning objectives. The senior executive officers continue to hold a significant equity ownership position in NRGP, and this transaction represents a change in their ownership of less than 3% of the combined NRGP units held by the senior executive officers and directors. The combined equity ownership of the senior executive officers and directors in NRGP subsequent to this transaction is approximately 58.6% of the total outstanding units of NRGP.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY HOLDINGS, L.P.

	By:	INERGY HOLDINGS GP, LLC,
Its General Partner

Date: June 15, 2010	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Sr. Vice President - General Counsel and Secretary

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